Exhibit 99.5

Consent of Sterne, Agee & Leach, LLC

We hereby consent to the inclusion of our opinion letter dated November 21, 2013 to the Board of Directors of MidSouth Bank (“MidSouth”) as Appendix C to the Prospectus/Proxy Statement of MidSouth and Franklin Financial Network, Inc. (“Franklin”), relating to the proposed merger of MidSouth with and into Franklin, which Prospectus/Proxy Statement is part of the Registration Statement on Form S-4 of Franklin, and to the references to our firm and such opinion therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sterne, Agee & Leach, LLC

New York, New York February 13, 2014